Exhibit 99.B(h)(8)(i)

AMENDED

CUSTODIAL UNDERTAKING IN CONNECTION

WITH MASTER REPURCHASE AGREEMENT

THIS AMENDED CUSTODIAL UNDERTAKING IN CONNECTION WITH MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of June 2, 2003, is by and between each Investment Company and/or Portfolio Series or Fund of each Investment Company Identified on Schedule A hereto (“Buyer”), Goldman, Sachs & Co. (“Seller”), and The Bank of New York (“Custodian”).

W I T N E S S E T H:

WHEREAS, Buyer, Seller and Custodian are parties to that certain Custodial Undertaking in Connection with Master Repurchase Agreement dated as of March 13, 2003 (the “Custodial Undertaking Agreement”); and

WHEREAS, Buyer, Seller and Custodian desire to amend the Custodial Undertaking Agreement to add the portfolio series or funds set forth on Exhibit I (the “Added Funds”), and further to change Schedule A and Schedule III to reflect the addition of such Added Funds, as set forth herein;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Seller and Custodian agree that the Custodial Undertaking Agreement is hereby amended as follows:

1.               Schedule A shall be replaced in its entirety with the attached Schedule A thereby adding the Added Funds.

2.     Schedule III shall be replaced in its entirety with the attached Schedule III thereby adding the account information relating to Added Funds.

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above noted, to be effective June 2, 2003.

Buyer:	Each Investment Company and/or Portfolio Series or Fund of each Investment Company Identified on Schedule A

	By:	/s/ Michael J. Roland
Michael J. Roland, Executive Vice President

Seller:	Goldman, Sachs & Co.

	By:	/s/ Andrew B. Foutiere

Title:

Custodian:	The Bank of New York

	By:	/s/ Claire A. Meskovic

Title: Vice President

EXHIBIT I

ADDED FUNDS — JUNE 2, 2003

ING SERIES FUND, INC.

ING Strategic Allocation Growth Fund

ING Strategic Allocation Balanced Fund

ING Strategic Allocation Income Fund

ING Balanced Fund

ING Bond Fund

ING Government Fund

ING Index Plus Protection Fund

ING Aeltus Money Market Fund

ING Classic Principal Protection Fund I

ING Classic Principal Protection Fund II

ING Classic Principal Protection Fund III

ING Classic Principal Protection Fund IV

Brokerage Cash Reserves

ING Growth and Income Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Small Company Fund

ING Value Opportunity Fund

SCHEDULE A

LIST OF ALL FUNDS AS OF JUNE 2, 2003

ING GET FUNDS

ING GET Fund — Series V

ING SERIES FUND, INC.

ING Strategic Allocation Growth Fund

ING Strategic Allocation Balanced Fund

ING Strategic Allocation Income Fund

ING Balanced Fund

ING Bond Fund

ING Government Fund

ING Index Plus Protection Fund

ING Aeltus Money Market Fund

ING Classic Principal Protection Fund I

ING Classic Principal Protection Fund II

ING Classic Principal Protection Fund III

ING Classic Principal Protection Fund IV

Brokerage Cash Reserves

ING Growth and Income Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Small Company Fund

ING Value Opportunity Fund

SCHEDULE III

LIST OF ALL FUNDS’ ACCOUNT INFORMATION

Account Information for Delivery of Buyer’s Securities and Cash

ABA#:   021000018

GLA/111-567 (only for Tri Party Repo’s)

Bank/Custodian: The Bank of New York

ACCOUNT NAME	ACCOUNT NUMBER	CID	ORG-CODE
ING GET Fund — Series V	464644	901468 - 2152	033-001-025
ING Strategic Allocation Balanced Fund	464719	901468 - 1970	033-001-025
ING Strategic Allocation Growth Fund	464720	901468 - 1954	033-001-025
ING Strategic Allocation Income Fund	464722	901468 - 1962	033-001-025
ING Balanced Fund	464764	901468 - 1245	033-001-025
ING Bond Fund	464068	901468 - 1261	033-001-025
ING Government Fund	464076	901468 - 1660	033-001-025
ING Index Plus Protection Fund	464712	901468 - 1814	033-001-025
ING Aeltus Money Market Fund	464064	901468 - 1997	033-001-025
ING Classic Principal Protection Fund I	464707	901468 - 2527	033-001-025
ING Classic Principal Protection Fund II	464708	901468 - 2535	033-001-025
ING Classic Principal Protection Fund III	464709	901468 - 2896	033-001-025
ING Classic Principal Protection Fund IV	464710	901468 - 2381	033-001-025
Brokerage Cash Reserve	464062	901468 - 1989	033-001-025
ING Growth & Income Fund	464723	901468 - 1164	033-001-025
ING Growth Fund	464762	901468 - 1172	033-001-025
ING Index & SmallCap Fund	464725	901468 - 1210	033-001-025
ING Index Plus LargeCap Fund	464726	901468 - 1369	033-001-025
ING Index Plus MidCap Fund	464727	901468 - 1202	033-001-025
ING Small Company Fund	464729	901468 - 1148	033-001-025
ING Value Opportunity Fund	464730	901468 - 1199	033-001-025